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                           SANDS BROTHERS & CO., LTD.
                               INVESTMENT BANKERS
                                   MEMBER NYSE
                      90 PARK AVENUE, NEW YORK, N.Y. 10016
           (212) 697-5200 Toll Free (800) 866-6116 Fax (212) 697-9090



                                                                  August 3, 2000


Constellation 3D, Inc.
230 Park Avenue, Suite 453
New York, NY 10169

Attn: Eugene Levich
          President and CEO


Dear Dr. Levich:

                  The parties hereto, Constellation 3D, Inc. (f/k/a C3D Inc.), a Florida corporation (the "Company") and Sands Brothers & Co., Ltd., a Delaware corporation ("Sands Brothers") have entered into (A) that certain placement agency agreement (hereinafter the "Agency Agreement") dated as of December 1, 1999, as amended December 22, 1999, March 7, 2000, March 23, 2000, April 17, 2000, May 31, 2000, June 28, 2000 and July 13, and as supplemented by that certain letter agreement dated February 8, 2000 (hereinafter the "Agency Agreement") and (B) that certain Warrant Agreement dated as of December 1, 1999 as amended on March 23, 2000, April 17, 2000, May 31, 2000, June 28, 2000 and July 13, 2000 (the "Warrant Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings ascribed to them in the Agency Agreement.

                  In connection therewith, the parties hereto agree as follows:


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Constellation 3D, Inc.
August 3, 2000
Page 2

                  1. In connection with any financing by Protocol, Hartford Financial Group, Inc., and/or their respective affiliates, related parties and financing sources (collectively the "Sands Group"), or any financing by any other party introduced directly or indirectly by Sands Brothers on terms at least as favorable as those that were proposed by Protocol and/or Hartford Financial Group, Inc., should such funding be consummated by no later than 90 days from the date hereof and provided that the Hartford Financial Group, Inc. financing is consummated by August 11, 2000 (which, for the purposes of this letter shall include financing source(s) having good and immediately available funds for the Company, but the Company not accepting such financing), then Sands Brothers shall be entitled to receive Warrants on the following basis: on the first $25 million of financing, Sands Brothers shall receive 300,000 Warrants for each $1 million of financing; and on a further $50 million of financing, Sands Brothers shall receive 150,000 Warrants for each $1 million of financing. The exercise price of such Warrants shall be $10.34 per share; provided, however, in the event that at least $75 million of financing is available from financing sources having good and immediately available funds for the Company, then the exercise price on all of such Warrants shall be reduced to $8.25 per share. Anything contained in the Warrant Agreement to the contrary notwithstanding, the first 2.4 million of such Warrants shall contain "cashless" exercise provisions, but any Warrants issued in addition to such first 2.4 million Warrants shall not contain "cashless" exercise provisions. Furthermore, after the issuance of 12.6 million Warrants hereto, the parties hereto agree to the cancellation of the Sands Brothers Warrant Certificate No. SB-2 for 2.4 million Warrants dated December 1, 1999, on a pro-rata basis up to an aggregate of 15 million Warrants to be issued hereto. In addition, the Warrants issued pursuant to Certificate No. SB-2 shall be amended to not have "cashless" exercise provisions on a pro-rata basis upon issuance of the first 2.4 million Warrants issued pursuant to this letter agreement.

                  2. Except as set forth herein, the Agency Agreement and the Warrant Agreement, each as amended, shall remain in full force and effect.


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Constellation 3D, Inc.
August 3, 2000
Page 3

                  IN WITNESS WHEREOF, the Company and Sands Brothers have caused this Agreement to be executed by its duly authorized representative.

CONSTELLATION 3D, INC.                       SANDS BROTHERS & CO., LTD.


By: /s/ E. Levich                            By: /s/ Mark Hollo
    ---------------------------                  -------------------------------
    Name:                                        Name:
    Title:                                       Title: